UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2007, Carbiz USA Inc., Carbiz Auto Credit, Inc. and Carbiz Auto Credit JV1, LLC, as borrowers (collectively, the “Borrowers”) and Carbiz Inc. (the “Company”), as guarantor, entered into a Loan and Security Agreement with Colossus Capital Fund, L.P., as initial lender, other lenders from time to time (collectively, the “Lenders”), and SWC Services LLC, as administrative agent (the “Credit Facility”). The Credit Facility has a maximum commitment of $10 million, and expires on March 23, 2011. The initial amount of the Credit Facility is $5 million. The amount may be increased to $10 million at the option of the Borrowers.

The Credit Facility is secured by a first priority interest in all the existing and after acquired tangible and intangible assets of the Company and the Borrowers. The Credit Facility may be used to finance the Company’s working capital needs.

Advances made under the Credit Facility to the Borrowers are limited to the lesser of (A) the total amount of the Credit Facility or (B) the lesser of (i) 58% of the outstanding balance of all Eligible Receivables (as defined in the Credit Facility), or (ii) 100% of the Company’s cost basis in the Eligible Receivables. All borrowings under the Credit Facility will accrue interest at 15% per annum. Upon the occurrence and during the continuance of an event of default under the Credit Facility, the interest rate will be increased by 6% per annum.

Under the terms of the Credit Facility, the Company was required to pay a facility commitment fee of $75,000 to the Lenders upon the signing of the Credit Facility. Another $75,000 shall be payable to the Lenders if the Borrowers elect to increase the amount of the Credit Facility to $10 million.

Under the Credit Facility, the Borrowers must pay an asset management fee of $5,000 per quarter, which will increase to $10,000 per quarter upon increase of the amount of the Credit Facility to $10 million. Further, the Borrowers must pay an unused fee of 0.50%, payable monthly in arrears, on the difference between (i) the total amount of the Credit Facility and (ii) the actual average daily amount outstanding for the month.

The Borrowers must pay a termination fee if the Credit Facility is fully repaid and terminated prior to its scheduled maturity date. If the Credit Facility is repaid during the first 11 months, the fee is 4.00% of the total amount of the Credit Facility; if it is repaid during months 12 through 23, the fee is 3.00%; if it is repaid during months 24 through 36, the fee is 2.00%; and if it is repaid during months 37 through 48, the fee is 1.00% .

The Borrowers paid an initial fee to the Lenders of $50,000 and have reimbursed the Lenders for certain reasonable expenses for financial, legal and collateral due diligence in connection with establishing the Credit Facility. Total commissions and fees payable to

Lenders related to the Credit Facility upon execution of the related documentation totaled $350,000.

The Credit Facility also contains customary covenants, including, but not limited to, restrictions on each of the following, as more fully described in the Credit Facility:

  maintenance, preservation and protection of collateral;
  incurrence of additional debt;
  incurrence of liens;
  sales of assets and other fundamental corporate changes; and
  dividends and distributions.

In addition, the Credit Facility contains financial covenants which require the Company to maintain a minimum monthly net income (a loss of no greater than $110,000 at March 31, 2007) and a minimum tangible net worth (negative $4.5 million at March 31, 2007).

The Credit Facility provides for customary events of default, including, but not limited to, payment defaults, breaches of representations, warranties or covenants, bankruptcy events, failure to pay judgments and change of control. Certain of these events of default are subject to notice and cure periods or materiality thresholds. If an event of default occurs, the Lenders will be permitted to restrict the Borrowers’ ability to further access the Credit Facility for advances and require the immediate repayment of any outstanding advances under the Credit Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated by reference as if fully set forth herein. Also attached are the Guaranty and Security Agreement between the Company and SWC Services LLC and the Pledge Agreement between the Company and SWC Services LLC as Exhibits 10.2 and 10.3, respectively, and which are incorporated by reference as if fully set forth herein.

At March 23, 2007, the Borrowers had total outstanding borrowings under the Credit Facility of $210,000. The Company anticipates that at any given time, the total outstanding borrowings under the Credit Facility will be between $1 million and $5 million. The Company currently intends to use amounts borrowed under the Credit Facility primarily to finance the expansion of the Company’s Carbiz Auto Credit division. The amount of borrowings under the Credit Facility may fluctuate materially, depending on various factors, including the size of the Company’s Eligible Receivables, the time of year, the Company’s need to acquire inventory, changes to the Company’s plans and initiatives, changes to the Company’s capital expenditure plans and the occurrence of other events or transactions that may require funding through the Credit Facility.

This Current Report on Form 8-K contains forward-looking statements regarding the anticipated levels of borrowings under the Credit Facility and the anticipated use of those funds. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements due to a number of factors, including but not limited to those discussed above and those described in the Company’s registration statement on Form SB-2 (File No. 333-129408), which became effective on September 1, 2006. Readers are cautioned not to place undue reliance on forward-looking statements made in this Current Report on Form 8-K, since the statements speak only as of the date of this report. Except as may be otherwise required by law, the Company disclaims any obligation to publicly update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its documents filed with or furnished to the Securities and Exchange Commission or in its other public disclosures.

A copy of the press release dated March 26, 2007 announcing the entry into the Credit Facility has been furnished as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 23, 2007, Directors Wallace Weylie and Ross Lye resigned as directors of the Company due to Canadian corporate laws requiring that a majority of the Board of Directors of the Company be Canadian residents. Messrs. Weylie and Lye are U.S. residents.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1

Loan and Security Agreement dated March 23, 2007, between Carbiz USA Inc., Carbiz Auto Credit, Inc. and Carbiz Auto Credit JV1, LLC, as Borrowers, Carbiz Inc., as Guarantor, Colossus Capital Fund, L.P., as Initial Lender, the Other Lenders from Time to Time Party Thereto and SWC Services LLC, as Administrative Agent

	10.2	Guaranty and Security Agreement dated March 23, 2007, between Carbiz Inc. and SWC Services LLC

	10.3	Pledge Agreement dated March 23, 2007, between Carbiz Inc. and SWC Services LLC

	99.1	Press release dated March 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: March 29, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer